Exhibit 99.1

Boost Run Expands AI Infrastructure Ecosystem with Additional GPU, Data Center, Financing, and Customer Partnerships as it Prepares to Merge with Willow Lane Acquisition Corp.

Agreements Increase Visibility into Capacity Ramps and Underscore Boost Run’s Commitment to Profitable Growth

CHICAGO, Illinois and NEW YORK, New York — Boost Run, LLC (“Boost Run”), a rapidly growing provider of AI Cloud Infrastructure and high performance compute (HPC), and Willow Lane Acquisition Corp. (Nasdaq: WLAC) (“Willow Lane”), a publicly-traded special purpose acquisition company, today announced Boost Run’s recent entry into a series of commercial agreements that collectively aim to expand and diversify Boost Run’s access to next generation hardware, data center capacity power and capital, alongside significant new customer commitment. These partnerships underscore Boost Run’s disciplined approach to profitable growth and strengthen visibility into long term capacity expansion.

The agreements include:

●	Fluidstack, a leading AI cloud platform, has entered into a two-year $127 million contract with Boost Run to facilitate inference and training clusters for customers within its world-class portfolio

●	New next-gen GPU supply orders with Dell Technologies and additional supply orders with Boost Run’s existing GPU provider

●	Expanded data center partnership to increase available capacity and geographic diversification

●	New and existing financing relationships with Dell and Data Sales designed to support increased capacity

“Today’s announcement reflects our commitment to building Boost Run in a disciplined and capital efficient way with best-in-class hardware and software, data center operators, finance organizations and customers,” said Andrew Karos, Boost Run CEO. “By aligning power availability, hardware supply, and customer requirements, our goal is to create a standardized process that closely matches deployment with contracted demand, reducing both execution and capital risk.”

“Given our platform architecture, rapid and automated deployment expertise, industry certifications, and established customer relationships, demand for Boost Run AI Infrastructure has remained robust, and we are excited to announce this new agreement with Fluidstack.”

“While we had previously communicated an expectation that we would deploy $100 million of capacity in the first quarter of 2026,” Karos continued, “we now anticipate that we will deploy at least $250 million of the latest generation of GPUs in that timeframe, while adding additional access to meaningful incremental power and infrastructure. Our focus on unit economics drives our continued comfort with our strong adjusted EBITDA and free cash flow margin profile as disclosed previously.”

Expanded Access to Next-Generation Chips Supports Upcoming Deployments

Boost Run’s continuing partnership with its existing OEM hardware supplier has been instrumental to the success of Boost Run, and its new partnership with Dell amplifies Boost Run’s best-in-class offering to the markets. These relationships provide further visibility into hardware availability at a time when demand for advanced AI systems continues to outpace supply across the industry. They position Boost Run to:

●	Obtain access to next-generation GPUs

●	Manages the risk associated with industry-wide supply constraints for advanced AI systems

●	Support customer requirements for access to the latest AI hardware and software stacks

●	Enhance longer-range planning for capacity ramps and customer onboarding

Additional Strategic Data Center Partnership to Scale Footprint

Boost Run has secured access to additional data center capacity. This capacity is in addition to its existing capacity footprint. This gives Boost Run:

● Multi-site geographic and operational redundancy to reduce concentrated execution risk and increase Inference and Training locations

● Competitive power and colocation economics by leveraging relationships across multiple data center operators

● Phased capacity activation aligned with hardware availability and customer demand

“This strategy reflects the reality and pace of today’s dynamic AI infrastructure market,” Karos said, “Our data center partners value Boost Run’s disciplined approach to rapid and automated onboarding, utilization and customer quality—qualities that are designed to ensure ongoing access to premium colocation facilities.”

Significant Financing Relationships with OEM and Equipment Leasing Partners

Boost Run has entered into significant, capital-efficient financing arrangements with Dell and Data Sales designed to support Boost Run’s capital needs for GPU procurement, hardware deployment, and operational scale. These arrangements provide:

● Capital structures tailored to AI infrastructure deployment cycles and customer revenue ramps

● OEM vendor financing, aligning hardware supplier interests with Boost Run’s growth

Building On Our Close Partnership With AI Cloud Provider Fluidstack

Boost Run’s new two-year, $127 million contract with Fluidstack adds:

●	Enterprise-grade demand for reliable, predictable AI compute infrastructure from top-tier application platforms

●	Inference demand that drives recurring, usage-based GPU consumption at scale

●	Alignment of inputs and outputs: power, hardware, and customer demand tightly coordinated to maximize capital efficiency and returns

“Our portfolio continues to grow through larger deployments and longer duration contracts,” said CEO Karos, “Fluidstack has some of the most important and visible customers in Inference and Generative AI. Fluidstack’s continued confidence in our ability to execute is great validation for what we have built and continue to build here at Boost Run, partnering with them to provide rapid access to dedicated, high-performance GPU clusters for their customers.”

“Our Soc 2 Type 2, HIPAA, and ISO27001 industry certifications mesh with Fluidstack’s needs” Karos continued, “and having spent over 15 years purchasing infrastructure to support high-frequency trading before starting Boost Run, I have full appreciation for the rapidly evolving needs of Inference solutions for access to low latency, always-on, automated and secure compute.”

Continued Commitment to Strong and Profitable Growth and Performance

“We continue to operate with a primary focus on our unit economics and profitable growth,” said Erik Guckel, CFO of Boost Run, “and we want to reiterate our comfort with our depreciation policy, as well as the adjusted EBITDA margin and free cash flow margin metrics as disclosed in Willow Lane’s 8-K dated September 16, 2025.”

About Boost Run, Inc.

Boost Run is a leading provider of instant, scalable GPU infrastructure for AI workloads. Boost Run was created to eliminate the pain points of traditional AI infrastructure. Boost Run’s platform delivers on-demand GPU compute through a simple UI or powerful API, enabling customers to spin up resources in clicks to programmatically access thousands of GPUs. Boost Run’s API also powers seamless integration for resellers and distribution channels, meeting the demands of enterprise and government buyers. With facility-level and operator-level certifications, as well as validation from partners including Carahsoft and Lenovo, Boost Run is built to be durable, compliant, and enterprise-ready from day one.

About Willow Lane Acquisition Corp.

Willow Lane Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Willow Lane’s team has broad sector knowledge and brings a combination of operating, investing, financial and transactional experience. Willow Lane team has collectively identified and closed five previous SPAC business combinations, creating value for shareholders.

Additional Information and Where to Find It

Willow Lane, Boost Run and Pubco intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 (as may be amended, the “Registration Statement”), which will include a proxy statement of Willow Lane and a prospectus in connection with Business Combination, referred to as a proxy statement/prospectus. The definitive proxy statement and other relevant documents will be mailed to shareholders of Willow Lane as of a record date to be established for voting on Willow Lane’s proposed Business Combination with Boost Run. SHAREHOLDERS OF WILLOW LANE AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT, THE PRELIMINARY PROXY STATEMENT AND AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH WILLOW LANE’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT WILLOW LANE, BOOST RUN, PUBCO AND THE BUSINESS COMBINATION. Shareholders will be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Willow Lane Acquisition Corp, 250 West 57th Street, Suite 415, New York, NY 10107; or Boost Run, LLC, 5 Revere Drive, Suite 200 Northbrook, IL 60062.

No Offer or Solicitation

This press release does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination or (ii) an offer to sell, a solicitation of an offer to buy or a recommendation to purchase any security of Boost Run, Willow Lane or any of their respective affiliates. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the Business Combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No such offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom. NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE BUSINESS COMBINATION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS REPORT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including, but not limited to, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and, therefore, such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing Boost Run’s financial results. Therefore, these measures, and other measures that are calculated using such non-GAAP measures, should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Boost Run’s and Willow Lane’s presentation of these measures may not be comparable to similarly titled measures used by other companies. Boost Run and Willow Lane believe these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Boost Run’s financial condition and results of operations. Boost Run and Willow Lane believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in Boost Run, and in comparing Boost Run’s financial measures with those of other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining financial measures. Please refer to the investor presentation, which has been furnished as Exhibit 99.1 to Willow Lane’s Current Report on Form 8-K, which was filed with the SEC on September 15, 2025, for a reconciliation of these measures to what Boost Run believes are the most directly comparable measures evaluated in accordance with GAAP. Certain monetary amounts, percentages and other figures included in this press release have been subject to rounding adjustments. The presentation of such non-GAAP measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that Boost Run’s future results and cash flows will be unaffected by other unusual or non-recurring items. Boost Run and Willow Lane expect the variability of these items could have a significant impact on their reported GAAP financial results.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Business Combination, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding Boost Run and the Business Combination. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “may,” “will,” “expect,” “continue,” “should,” “would,” “anticipate,” “believe,” “seek,” “target,” “predict,” “potential,” “seem,” “future,” “outlook” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, references with respect to the anticipated benefits and timing of the completion of the Business Combination; statements about Boost Run’s new and expanded commercial relationships; statements about Boost Run’s market opportunity and the potential growth of that market; Boost Run’s strategy, outcomes and growth prospects; trends in Boost Run’s industry and markets; the competitive environment in which Boost Run operates; and the ability for Boost Run to raise funds to support its business. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Boost Run’s and Willow Lane’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Boost Run and Willow Lane.

These forward-looking statements (including projections) are predictions, and other statements about future events or conditions that are based on current expectations, estimates and assumptions and, as a result, are subject to risks and uncertainties, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement; the risk that the Business Combination disrupts Boost Run’s current plans and operations as a result of the announcement and consummation of the Business Combination; the inability of the parties to recognize the anticipated benefits of the Business Combination; the ability to maintain the listing of Willow Lane’s securities on a national securities exchange; the ability to obtain or maintain the listing of the Pubco’s securities on Nasdaq following the Business Combination, including having the requisite number of shareholders; costs related to the Business Combination; changes in business, market, financial, political and legal conditions; Boost Run’s limited operating history, lack of history of operating as a public company and the rapidly evolving industry in which it operates; Boost Run’s use and reporting of business and operational metrics; uncertainties surrounding Boost Run’s business model; Boost Run’s expectations regarding future financial performance, capital requirements and unit economics; Boost Run’s competitive landscape; capital market, interest rate and currency exchange risks; Boost Run’s ability to manage growth and expand its operations; Boost Run’s ability to attract and retain additional customers and additional business from existing customers; Boost Run’s ability to secure additional data center capacity at affordable rates; Boost Run’s ability to acquire the GPUs necessary to expand its business at anticipated prices; the prices at which Boost Run will be able to sell the services it provides; Boost Run’s ability to provide reliable high compute services; Boost Run’s ability to successfully develop and sell new products and services; the risk that Boost Run’s technology and infrastructure may not operate as expected, including but not limited to as a result of significant coding, manufacturing or configuration errors; the failure to offer high quality technical support; Boost Run’s dependence on members of its senior management and its ability to attract and retain qualified personnel; uncertainty or changes with respect to taxes, trade conditions and the macroeconomic and geopolitical environment; risks related to the marketing of Boost Run’s services to various government entities; uncertainty or changes with respect to laws and regulations; data protection or cybersecurity incidents and related regulations; disruption in the electrical power grid at or near one or more of Boost Run’s data centers; physical security breaches; supply chain disruptions; changes in tariffs or import restrictions; Boost Run’s lack of business interruption insurance; Boost Run’s ability to maintain, protect and defend its intellectual property rights; the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Willow Lane’s securities; the risk that the Business Combination may not be completed by Willow Lane’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Willow Lane; the failure to satisfy the conditions to the consummation of the Business Combination; the outcome of any legal proceedings that may be instituted against Boost Run, Willow Lane, Pubco or others following announcement of the proposed Business Combination and transactions contemplated thereby; the risk that shareholders of Willow Lane could elect to have their shares redeemed, leaving Pubco with insufficient cash to execute its business plans; past performance by Boost Run management team may not be indicative of the future performance of Pubco after the Business Combination; the risk that an active market for the securities of Pubco after the Business Combination may not develop; and those risk factors discussed in documents of Willow Lane, Boost Run and Pubco filed, or to be filed, with the SEC. If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Willow Lane nor Boost Run presently know or can anticipate or that Willow Lane and Boost Run currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Willow Lane’s, Boost Run’s and Pubco’s expectations, plans or forecasts of future events and views as of the date of this communication. Willow Lane, Boost Run and Pubco anticipate that subsequent events and developments will cause Willow Lane’s, Boost Run’s and Pubco’s assessments to change. However, while Willow Lane, Boost Run and Pubco may elect to update these forward-looking statements at some point in the future, Willow Lane, Boost Run and Pubco specifically disclaim any obligation to do so. Readers are referred to the most recent reports filed with the SEC by Willow Lane. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Willow Lane, Boost Run and Pubco undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

Boost Run, Willow Lane and Pubco and their respective directors and executive officers may be deemed under SEC rules to be participants in the solicitation of proxies from Willow Lane’s shareholders in connection with the Business Combination. A list of the names of such directors and executive officers, and information regarding their interests in the Business Combination and their ownership of Willow Lane’s securities are, or will be, contained in filings with the SEC relating to the Business Combination. Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Willow Lane’s shareholders in connection with the Business Combination, including the names and interests of Boost Run’s directors and executive officers, will be set forth in the proxy statement/prospectus included in the Registration Statement for the Business Combination. You may obtain free copies of these documents from the sources described above.

Contacts

Investor Relations

April Scee

april.scee@riveron.com

Media Relations

Abby Trexler

abby.trexler@fullyvested.com